Exhibit 99.1

PC Connection, Inc. Reports Second Quarter Results

MERRIMACK, N.H.--(BUSINESS WIRE)--August 4, 2011--PC Connection, Inc. (NASDAQ: PCCC):

SECOND QUARTER SUMMARY:

  Q2 net sales: $512.6 million, up 7% year over year
  Record gross margin: 13.0% of net sales
  Operating income: $12.4 million, or 2.4% of net sales
  Diluted earnings per share: $0.28 per share, 56% increase

PC Connection, Inc. (NASDAQ: PCCC), which provides a full range of information technology (IT) solutions from design through deployment in business, government, and education markets, today announced results for the quarter ended June 30, 2011. Net sales for the three months ended June 30, 2011 were $512.6 million, a year-over-year increase of $35.0 million or 7.3%. Net income for the quarter was $7.5 million, or $0.28 per share, compared to net income of $5.0 million, or $0.18 per share for the corresponding prior year quarter.

Net sales for the six months ended June 30, 2011 were $974.5 million, an increase of $88.7 million or 10.0%, compared to $885.8 million for the six months ended June 30, 2010. Net income for the six months ended June 30, 2011 was $12.0 million, or $0.44 per share, compared to net income of $7.5 million, or $0.27 per share, for the six months ended June 30, 2010.

Quarterly Sales by Segment:

  Net sales for the SMB business segment increased by 14.4% to $218.0 compared to net sales in the second quarter of 2010. The increase in revenues was due to improved SMB customer profits and the related fulfillment of delayed IT replacement needs.
  Net sales for the Large Account segment increased by 7.6% to $160.7 million compared to sales in the second quarter of 2010. As announced last quarter, we acquired ValCom Technology (“ValCom”), a provider of infrastructure management and onsite managed services to medium-to-large corporations. We have included the operating results for ValCom from March 17, 2011, the closing date of the acquisition, in this segment. Excluding ValCom’s sales for the quarter, Large Account sales would have increased year over year by 2.3%.
  Net sales to government and education customers (Public Sector segment) were $119.7 million in the quarter, compared to $120.6 million in the second quarter of 2010. A decrease in federal government sales was largely offset by an increase in higher education sales.
  Net sales to consumers and SOHO customers by PC Connection Express were $14.1 million, compared to $16.8 million in the second quarter of 2010. Profitability and gross margin improvements continue to be the primary focus for this segment in 2011.

Quarterly Sales by Product Mix:

  Notebook and PDA sales, the Company’s largest product category, increased by 10% year over year and accounted for 18% of net sales in the second quarter of 2011 and 2010. Higher unit sales for the quarter, associated with the PC refresh, drove the quarterly revenue growth as average selling prices, or ASPs, decreased year over year.
  Desktop/server sales increased by 12% year over year, accounting for 16% of net sales in the second quarter of 2011 and 2010. Desktop sales grew primarily as a result of increased unit sales associated with the PC refresh, as ASPs increased slightly year over year. Server sales decreased year over year by 4% as a result of a delay in enterprise product rollouts.
  Software sales increased by 22%, accounting for 15% of net sales in the second quarter of 2011 compared to 13% in the prior year quarter. The three primary business segments contributed to the year-over-year growth in this product category.
  Accessory/Other sales by grew 15% year over year and accounted for 13% of net sales in the second quarter of 2011, compared to 12% in the prior year quarter. The increase was due largely to ValCom service revenues and increased sales of point-of-sale equipment.

Overall gross profit dollars for the quarter increased by 19%, or $10.9 million, compared to the second quarter of 2010. Consolidated gross margin, as a percentage of net sales, increased by 130 basis points from 11.7% in the second quarter of 2010 to 13.0% in 2011. Improved invoice selling margins, higher agency revenues, and additional vendor consideration contributed to the significant increase. All four business segments increased their gross margin compared to the prior year quarter as a result of their focus on margin improvement.

Overall annualized sales productivity was largely unchanged in the second quarter of 2011 compared to the second quarter of 2010. Sales productivity in the SMB segment increased by 5%, but was offset by decreases in the Large Account and Public Sector segments of 5% and 1%, respectively. On a consolidated basis, the total number of sales representatives was 630 at June 30, 2011, compared to 588 at June 30, 2010, and 634 at March 31, 2011.

Total selling, general and administrative expenses for the quarter increased year over year by 15%, or $7 million, and increased as a percentage of net sales from 9.9% for the second quarter of 2010 to 10.6% for the second quarter of 2011. The year-over-year increase was attributable to investments in solutions sales capabilities, increased variable compensation associated with improved gross profit, increased marketing expenditures, and the inclusion of ValCom’s operating costs for the quarter.

“We are pleased by the continued improvement in our profitability and overall performance,” said Patricia Gallup, Chairman and Chief Executive Officer. “During the quarter, PC Connection achieved the highest gross margin in its history, while also achieving record second quarter sales. We believe we are driving the right balance of growth, profitability, and strategic capital investments to position us well for future success.”

About PC Connection, Inc.

PC Connection, Inc., a Fortune 1000 company, operates through five sales subsidiaries: PC Connection Sales Corporation, MoreDirect, Inc., GovConnection, Inc., PC Connection Express, Inc., and Professional Computer Center, Inc. d/b/a ValCom Technology, headquartered in Merrimack, NH, Boca Raton, FL, Rockville, MD, Portsmouth, NH, and Itasca, IL, respectively. All five companies can deliver custom-configured computer systems overnight from PC Connection Services’ ISO 9001:2008 certified technical configuration lab at its distribution center in Wilmington, OH. Investors and media can find more information about PC Connection, Inc. at http://ir.pcconnection.com.

PC Connection Sales Corporation (800-800-5555), the original business of PC Connection, Inc. serving the small- and medium-sized business sector, is a rapid-response provider of IT products and services. It offers more than 180,000 brand-name products through its staff of technically trained sales account managers and catalog telesales representatives, catalogs, and publications, and its website at www.pcconnection.com.

MoreDirect, Inc. (561-237-3300), www.moredirect.com, provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. MoreDirect’s TRAXX™ system is a seamless end-to-end interface that empowers clients to electronically source, evaluate, compare prices, and track related technology product purchases in real-time.

GovConnection, Inc. (800-800-0019) is a rapid-response provider of IT products and services to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs, and publications, and online at www.govconnection.com.

PC Connection Express, Inc. (888-800-0323) is a rapid-response provider of computer products and consumer electronics to home, home office, and small office users. Customers can purchase the best-known brands in the industry online at www.pcconnectionexpress.com or order by calling a trained sales specialist. The subsidiary includes the MacConnection brand (800-800-2222), one of Apple’s largest authorized online resellers at www.macconnection.com.

Professional Computer Center, Inc. d/b/a ValCom Technology (630-285-0500), www.valcomtechnology.com, provides technology services to medium-to-large corporate organizations utilizing its proprietary cloud-based IT service management software, WebSPOC™. Through its experienced technical service personnel ValCom Technology provides network, server, storage, mission-critical onsite support, installation, and host of lifecycle services.

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“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity and environment, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results, and the ability of the Company to manage personnel levels in response to fluctuations in revenue, and other risks that could cause actual results to differ materially from those detailed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2010. More specifically, the statements in this release concerning the Company’s outlook for 2011 and other statements of a non-historical basis (including statements regarding the Company’s ability to grow revenues and increase market share) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs, the ability of the Company to integrate the operations of ValCom Technology, and the ability of the Company to hire and retain qualified sales representatives and other essential personnel. The Company assumes no obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise.

CONSOLIDATED SELECTED FINANCIAL INFORMATION
At or for the Three Months Ended June 30,	2011		2010
(Dollars and shares in thousands, except operating data, P/E ratio, and per share data)		% of Net Sales		% of Net Sales	% Change

Operating Data:
Net sales	$512,561		$477,546		7%
Diluted earnings per share	$0.28		$0.18		56%

Gross margin	13.0%		11.7%
Operating margin	2.4%		1.8%
Return on equity (1)	11.3%		8.4%

Catalogs distributed	1,453,000		2,247,000		(35%)
Orders entered (2)	340,600		331,700		3%
Average order size (2)	$1,883		$1,777		6%

Inventory turns (1)	25		27
Days sales outstanding	46		49

Product Mix:
Notebook & PDA	$94,350	18%	$86,145	18%	10%
Desktop/Server	81,494	16	73,021	16	12
Software	76,254	15	62,335	13	22
Video, Imaging & Sound	52,326	10	53,044	11	(1)
Net/Com Product	50,089	10	49,001	10	2
Printer & Printer Supplies	37,557	7	38,867	8	(3)
Storage Device	35,720	7	38,960	8	(8)
Memory & System Enhancement	18,713	4	18,483	4	1
Accessory/Other	66,058	13	57,690	12	15
Total Net Sales	$512,561	100%	$477,546	100%	7%

Net Sales of Enterprise Server and Networking Products (included in the above Product Mix):

	$184,279	36%	$178,129	37%	3%

Stock Performance Indicators:
Actual shares outstanding	26,541		26,721
Total book value per share	$10.13		$9.06
Tangible book value per share	$7.99		$7.19
Closing price	$8.28		$6.06
Market capitalization	$219,759		$161,929
Trailing price/earnings ratio	8		12

(1) Annualized
(2) Does not reflect cancellations or returns

REVENUE AND MARGIN INFORMATION
For the Three Months Ended June 30,	2011		2010
	Net Sales	Gross Margin	Net Sales	Gross Margin
(Dollars in thousands)

SMB	$218,022	15.2%	$190,661	14.4%
Large Account	160,717	12.0	149,411	10.5
Public Sector	119,727	11.1	120,639	9.5
Consumer/SOHO	14,095	9.6	16,835	8.7
Total	$512,561	13.0%	$477,546	11.7%

CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended June 30,	2011		2010
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$512,561	100.0%	$477,546	100.0%
Cost of sales	445,667	87.0	421,564	88.3
Gross profit	66,894	13.0	55,982	11.7

Selling, general and administrative expenses	54,477	10.6	47,501	9.9
Income from operations	12,417	2.4	8,481	1.8

Interest expense	(87)	-	(95)	-
Other, net	32	-	35	-
Income tax provision	(4,882)	(0.9)	(3,398)	(0.7)
Net income	$7,480	1.5%	$5,023	1.1%

Earnings per common share:
Basic	$0.28		$0.19
Diluted	$0.28		$0.18

Weighted average common shares outstanding:
Basic	26,852		27,116
Diluted	26,923		27,156

CONSOLIDATED STATEMENTS OF INCOME
Six Months Ended June 30,	2011		2010
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$974,487	100.0%	$885,808	100.0%
Cost of sales	848,774	87.1	781,175	88.2
Gross profit	125,713	12.9	104,633	11.8

Selling, general and administrative expenses	105,767	10.9	91,975	10.4
Income from operations	19,946	2.0	12,658	1.4

Interest expense	(128)	-	(194)	-
Other, net	97	-	110	-
Income tax provision	(7,941)	(0.8)	(5,117)	(0.6)
Net income	$11,974	1.2%	$7,457	0.8%

Earnings per common share:
Basic	$0.45		$0.27
Diluted	$0.44		$0.27

Weighted average common shares outstanding:
Basic	26,877		27,136
Diluted	26,959		27,175

CONSOLIDATED BALANCE SHEETS			June 30,		December 31,
(amounts in thousands)			2011		2010

ASSETS
Current Assets:
Cash and cash equivalents			$55,292		$35,374
Accounts receivable, net			241,039		238,011
Inventories			75,432		74,293
Deferred income taxes			4,351		3,813
Prepaid expenses and other current assets			4,102		4,210
Income taxes receivable			2,545		1,489
Total current assets			382,761		357,190
Property and equipment, net			20,560		13,500
Goodwill			51,276		48,060
Other intangibles, net			5,573		1,786
Other assets			598		405
Total Assets			$460,768		$420,941

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of capital lease obligation to affiliate			$919		$870
Accounts payable			135,352		114,632
Accrued expenses and other liabilities			30,268		23,963
Accrued payroll			11,892		12,652
Total current liabilities			178,431		152,117
Deferred income taxes			7,437		5,822
Capital lease obligation to affiliate, less current maturities			1,488		1,960
Other liabilities			4,584		3,403
Total Liabilities			191,940		163,302
Stockholders’ Equity:
Common stock			275		275
Additional paid-in capital			99,437		98,871
Retained earnings			176,049		164,075
Treasury stock at cost			(6,933)		(5,582)
Total Stockholders’ Equity			268,828		257,639
Total Liabilities and Stockholders’ Equity			$460,768		$420,941

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Six Months Ended June 30, 2011 (amounts in thousands)

	Common Stock		Additional	Retained	Treasury Stock
	Shares	Amount	Paid-In Capital	Earnings	Shares	Amount	Total

Balance–January 1, 2011	27,507	$275	$98,871	$164,075	(854)	$(5,582)	$257,639

Stock-based compensation expense	-	-	441	-	-	-	441

Issuance of common stock under Employee Stock Purchase Plan	23	-	183	-	-	-	183

Nonvested stock awards	-	-	(183)	-	28	183	-

Repurchase of common stock for treasury	-	-	-	-	(183)	(1,534)	(1,534)

Issuance of common stock under stock incentive plans	20	-	131	-	-	-	131

Tax shortfall from stock-based compensation	-	-	(6)	-	-	-	(6)

Net income and comprehensive income	-	-	-	11,974	-	-	11,974

Balance–June 30, 2011	27,550	$275	$99,437	$176,049	(1,009)	$(6,933)	$268,828

CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended June 30, (amounts in thousands)	2011	2010

Cash Flows from Operating Activities:
Net income	$11,974	$7,457
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	2,889	2,891
Provision for doubtful accounts	1,119	1,177
Stock-based compensation expense	441	743
Deferred income taxes	1,077	352
Fair value adjustment to contingent consideration	(20)	-
Loss on disposal of fixed assets	13	3
Income tax deficiency from stock-based compensation	(6)	(78)

Changes in assets and liabilities:
Accounts receivable	(884)	(12,252)
Inventories	(845)	148
Prepaid expenses and other current assets	(680)	(831)
Other non-current assets	(165)	124
Accounts payable	18,925	2,653
Accrued expenses and other liabilities	(982)	4,959
Net cash provided by operating activities	32,856	7,346

Cash Flows from Investing Activities:
Purchases of property and equipment	(6,120)	(1,380)
Acquisition of ValCom Technology, net of cash acquired	(4,725)	-
Purchase of intangible asset	(450)	(800)
Net cash used for investing activities	(11,295)	(2,180)

Cash Flows from Financing Activities:
Purchase of treasury shares	(1,534)	(1,399)
Repayment of capital lease obligation to affiliate	(423)	(379)
Issuance of stock under Employee Stock Purchase Plan	183	135
Exercise of stock options	131	-
Net cash used for financing activities	(1,643)	(1,643)
Increase in cash and cash equivalents	19,918	3,523
Cash and cash equivalents, beginning of period	35,374	46,297
Cash and cash equivalents, end of period	$55,292	$49,820

Non-cash Investing and Financing Activities:
Contingent consideration included in accrued expenses and other liabilities	$1,900	$-
Accrued capital expenditures	454	126
Issuance of nonvested stock from treasury	183	368

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CONTACT:
PC Connection, Inc.
Stephen Baldridge, 603-683-2322
Sr. Vice President of Finance & Corporate Controller